Exhibit 99.1

July 25, 2019

Media contact:	Investor/analyst contact:
Media Relations	Chris Berry
(206) 304-0008	VP Finance and Controller
(206) 392-5260

Alaska Air Group reports second quarter 2019 results
Financial Highlights:

•
Reported net income for the second quarter of 2019 under Generally Accepted Accounting Principles (GAAP) of $262 million, or $2.11 per diluted share, compared to net income of $193 million, or $1.56 per diluted share in the second quarter of 2018.

•
Reported net income for the second quarter of 2019, excluding merger-related costs and mark-to-market fuel hedge accounting adjustments of $270 million, or $2.17 per diluted share, compared to $206 million or $1.66 per diluted share, in the second quarter of 2018. This quarter's adjusted results compare to the First Call analyst consensus estimate of $2.13 per share.

•	Paid a $0.35 per-share quarterly cash dividend in the second quarter, a 9% increase over the dividend paid in the second quarter of 2018.

•	Repurchased a total of 408,665 shares of common stock for approximately $25 million in the first six months of 2019.

•	Generated $1 billion of operating cash flow in the first six months of 2019, including merger-related costs.

•	Held $1.6 billion in unrestricted cash and marketable securities as of June 30, 2019.

•	Reduced debt-to-capitalization ratio to 45% as of June 30, 2019 compared to 47% as of December 31, 2018.
Operational Highlights:

•
Alaska technicians, represented by the Aircraft Mechanics Fraternal Association, ratified an integrated seniority list and a transition agreement, including a two-year contract extension, in July 2019.

•	Reached a tentative agreement with the International Association of Machinists on a new five-year contract for Alaska's clerical, office, passenger service, ramp and stores employees.

•	Added EL AL Israel Airlines as a new global Mileage Plan partner.

•	Announced a new route connecting Paine Field in Everett, Washington to Palm Springs, California.

•	Finished painting the Alaska Airlines livery on all Airbus aircraft.

•	Completed cabin interior renovations of 14 Airbus aircraft and 11 737-700 aircraft.

•	Installed high-speed satellite Wi-Fi on the 44th mainline aircraft.
Recognition and Awards:

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2019 by J.D. Power for the 12th year in a row.

•	Earned top spot for customer satisfaction on the American Customer Satisfaction Index Travel Report for 2018 - 2019.

•	Ranked as the best U.S. airline by Wallethub.

•	Named as No. 2 Domestic Airline by Travel & Leisure "World's Best Awards."

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported second quarter 2019 GAAP net income of $262 million, or $2.11 per diluted share, compared to $193 million, or $1.56 per diluted share in the second quarter of 2018. Excluding the impact of merger-related costs, mark-to-market fuel hedge adjustments and other special items, the company reported adjusted net income of $270 million, or $2.17 per diluted share, compared to $206 million, or $1.66 per diluted share in 2018.
"The three-percentage point improvement in our adjusted pretax margin shows that our revenue initiatives and cost management efforts are paying off. We set an ambitious plan and are executing it," said Alaska CEO Brad Tilden. "But what our people really do best is provide genuine, caring service for our guests, and that's why they earned our 12th-straight J.D. Power award this year. From all of us on the leadership team, thank you to our employees for your fantastic performance. We're all looking forward to building on this momentum in the months and years ahead."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (diluted EPS) for the three and six months ended June 30, 2019 and 2018 to adjusted amounts.

	Three Months Ended June 30,
	2019		2018
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income and diluted EPS	$262	$2.11	$193	$1.56
Mark-to-market fuel hedge adjustments	3	0.02	(22)	(0.18)
Special items - merger-related costs	8	0.06	39	0.31
Income tax effect of reconciling items above	(3)	(0.02)	(4)	(0.03)
Non-GAAP adjusted net income and diluted EPS	$270	$2.17	$206	$1.66

	Six Months Ended June 30,
	2019		2018
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income and diluted EPS	$266	$2.14	$197	$1.59
Mark-to-market fuel hedge adjustments	(1)	(0.01)	(35)	(0.28)
Special items - merger-related costs	34	0.27	45	0.36
Special items - other	—	—	25	0.20
Income tax effect of reconciling items above	(8)	(0.06)	(8)	(0.06)
Non-GAAP adjusted net income and diluted EPS	$291	$2.34	$224	$1.81
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the second quarter results will be streamed online at 1:30 p.m. Pacific time on July 25, 2019. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. (through July 20, 2018, at which point it was legally merged into Alaska Airlines, Inc.) are referred to as "Alaska," "Horizon," and "Virgin America" respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners fly 46 million guests a year to more than 115 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada and Costa Rica. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 900 destinations worldwide. Alaska Airlines ranked "Highest in Customer Satisfaction Among Traditional Carriers in North America" in the J.D. Power North America Airline Satisfaction Study for 12 consecutive years from 2008 to 2019. Learn about Alaska's award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per-share amounts)	2019	2018	Change	2019	2018	Change
Operating Revenues:
Passenger revenue	$2,111	$1,997	6%	$3,827	$3,681	4%
Mileage Plan other revenue	118	108	9%	228	215	6%
Cargo and other	59	51	16%	109	92	18%
Total Operating Revenues	2,288	2,156	6%	4,164	3,988	4%
Operating Expenses:
Wages and benefits	567	544	4%	1,124	1,080	4%
Variable incentive pay	44	38	16%	79	77	3%
Aircraft fuel, including hedging gains and losses	502	475	6%	922	884	4%
Aircraft maintenance	115	106	8%	235	213	10%
Aircraft rent	82	77	6%	165	151	9%
Landing fees and other rentals	113	110	3%	245	236	4%
Contracted services	70	76	(8)%	142	157	(10)%
Selling expenses	87	88	(1)%	159	166	(4)%
Depreciation and amortization	105	97	8%	211	191	10%
Food and beverage service	53	55	(4)%	102	105	(3)%
Third-party regional carrier expense	42	39	8%	83	76	9%
Other	136	141	(4)%	274	282	(3)%
Special items - merger-related costs	8	39	(79)%	34	45	(24)%
Special items - other	—	—	NM	—	25	NM
Total Operating Expenses	1,924	1,885	2%	3,775	3,688	2%
Operating Income	364	271	34%	389	300	30%
Nonoperating Income (Expense):
Interest income	11	10	10%	20	18	11%
Interest expense	(20)	(25)	(20)%	(42)	(49)	(14)%
Interest capitalized	3	4	(25)%	7	9	(22)%
Other—net	(7)	(1)	NM	(17)	(13)	31%
Total Nonoperating Income (Expense)	(13)	(12)	8%	(32)	(35)	(9)%
Income Before Income Tax	351	259		357	265
Income tax expense	89	66		91	68
Net Income	$262	$193		$266	$197

Basic Earnings Per Share:	$2.12	$1.57		$2.15	$1.60
Diluted Earnings Per Share:	$2.11	$1.56		$2.14	$1.59

Shares Used for Computation:
Basic	123.418	123.268		123.355	123.212
Diluted	124.301	124.036		124.179	123.953

Cash dividend declared per share:	$0.35	$0.32		$0.70	$0.64

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2019	December 31, 2018
Cash and marketable securities	$1,627	$1,236
Other current assets	591	551
Current assets	2,218	1,787
Property and equipment - net	6,744	6,781
Operating lease assets	1,696	—
Goodwill	1,943	1,943
Intangible assets - net	125	127
Other assets	225	274
Total assets	12,951	10,912

Air traffic liability	1,173	788
Current portion of long-term debt	288	486
Current portion of operating lease liabilities	273	—
Other current liabilities	1,800	1,668
Current liabilities	3,534	2,942
Long-term debt	1,538	1,617
Long-term operating lease liabilities	1,424	—
Other liabilities and credits	2,482	2,602
Shareholders' equity	3,973	3,751
Total liabilities and shareholders' equity	$12,951	$10,912

Debt-to-capitalization ratio, including operating leases(a)	45%	47%

Number of common shares outstanding	123.338	123.194

(a)
Following the adoption of the new lease accounting standard on January 1, 2019, the ratio is calculated using the total capitalized Operating lease liability, whereas prior year periods were calculated utilizing the present value of aircraft lease payments. This change had no impact to the ratio.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	12,026	12,069	(0.4)%	22,442	22,558	(0.5)%
RPMs (000,000) "traffic"	14,638	14,484	1.1%	27,087	26,887	0.7%
ASMs (000,000) "capacity"	16,980	16,833	0.9%	32,487	32,313	0.5%
Load factor	86.2%	86.0%	0.2 pts	83.4%	83.2%	0.2 pts
Yield	14.43¢	13.79¢	4.6%	14.13¢	13.69¢	3.2%
RASM	13.48¢	12.81¢	5.2%	12.82¢	12.34¢	3.9%
CASMex(b)	8.33¢	8.14¢	2.3%	8.68¢	8.46¢	2.6%
Economic fuel cost per gallon(b)	$2.27	$2.30	(1.3)%	$2.20	$2.22	(0.9)%
Fuel gallons (000,000)	220	216	1.9%	419	413	1.5%
ASM's per gallon	77.2	77.9	(0.9)%	77.5	78.2	(0.9)%
Average number of full-time equivalent employees (FTE)	21,921	21,655	1.2%	21,876	21,461	1.9%
Mainline Operating Statistics:
Revenue passengers (000)	9,206	9,462	(2.7)%	17,070	17,673	(3.4)%
RPMs (000,000) "traffic"	13,207	13,221	(0.1)%	24,379	24,581	(0.8)%
ASMs (000,000) "capacity"	15,241	15,289	(0.3)%	29,114	29,387	(0.9)%
Load factor	86.7%	86.5%	0.2 pts	83.7%	83.6%	0.1 pts
Yield	13.38¢	12.95¢	3.3%	13.08¢	12.83¢	1.9%
RASM	12.66¢	12.16¢	4.1%	12.02¢	11.70¢	2.7%
CASMex(b)	7.65¢	7.43¢	3.0%	7.96¢	7.71¢	3.2%
Economic fuel cost per gallon(b)	$2.26	$2.29	(1.3)%	$2.19	$2.22	(1.4)%
Fuel gallons (000,000)	187	188	(0.5)%	356	360	(1.1)%
ASM's per gallon	81.5	81.3	0.2%	81.8	81.5	0.4%
Average number of FTE's	16,551	16,477	0.4%	16,504	16,245	1.6%
Aircraft utilization	11.1	11.6	(4.3)%	10.7	11.4	(6.1)%
Average aircraft stage length	1,311	1,298	1.0%	1,308	1,294	1.1%
Operating fleet	238	228	10 a/c	238	228	10 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,820	2,607	8.2%	5,372	4,885	10.0%
RPMs (000,000) "traffic"	1,431	1,263	13.3%	2,708	2,306	17.4%
ASMs (000,000) "capacity"	1,739	1,544	12.6%	3,373	2,926	15.3%
Load factor	82.3%	81.8%	0.5 pts	80.3%	78.8%	1.5 pts
Yield	24.06¢	22.64¢	6.3%	23.57¢	22.93¢	2.8%
RASM	20.51¢	19.14¢	7.2%	19.62¢	18.72¢	4.8%
Operating fleet	94	89	5 a/c	94	89	5 a/c

(a)	Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	Data presented includes information related to flights operated by Horizon and third-party carriers, excluding Pen Air.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$1,767	$344	$—	$—	$2,111	$—	$2,111
CPA revenues	—	—	112	(112)	—	—	—
Mileage Plan other revenue	105	13	—	—	118	—	118
Cargo and other	57	—	—	2	59	—	59
Total operating revenues	1,929	357	112	(110)	2,288	—	2,288
Operating expenses
Operating expenses, excluding fuel	1,167	268	95	(116)	1,414	8	1,422
Economic fuel	422	77	—	—	499	3	502
Total operating expenses	1,589	345	95	(116)	1,913	11	1,924
Nonoperating income (expense)
Interest income	17	—	—	(6)	11	—	11
Interest expense	(19)	—	(7)	6	(20)	—	(20)
Interest capitalized	3	—	—	—	3	—	3
Other - net	(7)	—	—	—	(7)	—	(7)
Total Nonoperating income (expense)	(6)	—	(7)	—	(13)	—	(13)
Income (loss) before income tax	$334	$12	$10	$6	$362	$(11)	$351

	Three Months Ended June 30, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$1,711	$286	$—	$—	$1,997	$—	$1,997
CPA revenues	—	—	137	(137)	—	—	—
Mileage Plan other revenue	99	9	—	—	108	—	108
Cargo and other	49	1	1	—	51	—	51
Total operating revenues	1,859	296	138	(137)	2,156	—	2,156
Operating expenses
Operating expenses, excluding fuel	1,135	249	123	(136)	1,371	39	1,410
Economic fuel	432	65	—	—	497	(22)	475
Total operating expenses	1,567	314	123	(136)	1,868	17	1,885
Nonoperating income (expense)
Interest income	13	—	—	(3)	10	—	10
Interest expense	(22)	—	(5)	2	(25)	—	(25)
Interest capitalized	4	—	—	—	4	—	4
Other - net	1	(2)	—	—	(1)	—	(1)
Total Nonoperating income (expense)	(4)	(2)	(5)	(1)	(12)	—	(12)
Income (loss) before income tax	$288	$(20)	$10	$(2)	$276	$(17)	$259

	Six Months Ended June 30, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$3,189	$638	$—	$—	$3,827	$—	$3,827
CPA revenues	—	—	228	(228)	—	—	—
Mileage Plan other revenue	205	23	—	—	228	—	228
Cargo and other	105	1	1	2	109	—	109
Total operating revenues	3,499	662	229	(226)	4,164	—	4,164
Operating expenses
Operating expenses, excluding fuel	2,319	542	192	(234)	2,819	34	2,853
Economic fuel	780	143	—	—	923	(1)	922
Total operating expenses	3,099	685	192	(234)	3,742	33	3,775
Nonoperating income (expense)
Interest income	33	—	—	(13)	20	—	20
Interest expense	(40)	—	(15)	13	(42)	—	(42)
Interest capitalized	7	—	—	—	7	—	7
Other - net	(17)	—	—	—	(17)	—	(17)
Total Nonoperating income (expense)	(17)	—	(15)	—	(32)	—	(32)
Income (loss) before income tax	$383	$(23)	$22	$8	$390	$(33)	$357

	Six Months Ended June 30, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$3,152	$529	$—	$—	$3,681	$—	$3,681
CPA revenues	—	—	247	(247)	—	—	—
Mileage Plan other revenue	197	18	—	—	215	—	215
Cargo and other	89	1	2	—	92	—	92
Total operating revenues	3,438	548	249	(247)	3,988	—	3,988
Operating expenses
Operating expenses, excluding fuel	2,266	488	227	(247)	2,734	70	2,804
Economic fuel	799	120	—	—	919	(35)	884
Total operating expenses	3,065	608	227	(247)	3,653	35	3,688
Nonoperating income (expense)
Interest income	24	—	—	(6)	18	—	18
Interest expense	(44)	—	(10)	5	(49)	—	(49)
Interest capitalized	8	—	1	—	9	—	9
Other - net	(4)	(9)	—	—	(13)	—	(13)
Total Nonoperating income (expense)	(16)	(9)	(9)	(1)	(35)	—	(35)
Income (loss) before income tax	$357	$(69)	$13	$(1)	$300	$(35)	$265

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs, an employee bonus awarded in January 2018 in connection with the Tax Cuts and Jobs Act, and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
Consolidated:
CASM	11.33	¢	11.20	¢	11.62	¢	11.41	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.96		2.82		2.84		2.74
Special items - merger-related costs	0.04		0.24		0.10		0.13
Special items - other(a)	—		—		—		0.08
CASM excluding fuel and special items	8.33	¢	8.14	¢	8.68	¢	8.46	¢

Mainline:
CASM	10.50	¢	10.36	¢	10.76	¢	10.54	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.79		2.68		2.68		2.60
Special items - merger-related costs	0.06		0.25		0.12		0.14
Special items - other(a)	—		—		—		0.09
CASM excluding fuel and special items	7.65	¢	7.43	¢	7.96	¢	7.71	¢

(a)	Special items - other includes special charges associated with the employee tax reform bonus awarded in January 2018.

Fuel Reconciliation
	Three Months Ended June 30,
	2019		2018
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$495	$2.25	$506	$2.34
(Gains) losses on settled hedges	4	0.02	(9)	(0.04)
Consolidated economic fuel expense	499	2.27	497	2.30
Mark-to-market fuel hedge adjustment	3	0.01	(22)	(0.10)
GAAP fuel expense	$502	$2.28	$475	$2.20
Fuel gallons	220		216

	Six Months Ended June 30,
	2019		2018
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$916	$2.18	$929	$2.25
(Gains) losses on settled hedges	7	0.02	(10)	(0.03)
Consolidated economic fuel expense	$923	$2.20	$919	$2.22
Mark-to-market fuel hedge adjustment	(1)	—	(35)	(0.08)
GAAP fuel expense	$922	$2.20	$884	$2.14
Fuel gallons	419		413

Debt-to-capitalization, adjusted for operating leases
(in millions)	June 30, 2019	December 31, 2018
Long-term debt	$1,538	$1,617
Capitalized operating leases(a)	1,697	1,768
Adjusted debt	3,235	3,385
Shareholders' equity	3,973	3,751
Total Invested Capital	$7,208	$7,136

Debt-to-capitalization ratio, including operating leases	45%	47%

(a)
Following the adoption of the new lease accounting standard on January 1, 2019, the ratio is calculated using the total capitalized Operating lease liability, whereas prior year periods were calculated utilizing the present value of aircraft lease payments. This change had no impact to the ratio.

Net adjusted debt to earnings before interest, taxes, depreciation, amortization, special items and rent
(in millions)	June 30, 2019
Adjusted debt	$3,235
Current portion of long-term debt	288
Total adjusted debt	3,523
Less: Cash and marketable securities	(1,627)
Net adjusted debt	$1,896

(in millions)	Last Twelve Months Ended June 30, 2019
GAAP Operating Income(a)	$732
Adjusted for:
Special items	96
Mark-to-market fuel hedge adjustments	56
Depreciation and amortization	418
Aircraft rent	329
EBITDAR	$1,631

Net adjusted debt to EBITDAR	1.2x

(a)	Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

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Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile